                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           SCIENTIFIC-ATLANTA, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

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Notes:

LOGO
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  The Annual Meeting of Shareholders of Scientific-Atlanta, Inc. (the "Corporation") will be held on Wednesday, November 12, 1997, at 9:00 a.m., local time, at The Northeast Atlanta Hilton, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, for the purpose of considering and voting upon the following matters, all of which are described in the attached Proxy
Statement:

1. The election of three directors;

2. A proposal to approve the amended Stock Plan for Non-Employee Directors;

3. A proposal to approve the grant of an option for shares of the Corporation's Common Stock to an executive officer in connection with his commencement of employment with the Corporation;

4. A proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Corporation for the current fiscal year; and

5. Such other matters as may properly come before the meeting and at any adjournments thereof.

  Only shareholders of record at the close of business on September 22, 1997, shall be entitled to notice of and to vote at the meeting and any adjournments thereof.

  A proxy solicited by the Board of Directors, together with a Proxy Statement and a copy of the Corporation's 1997 Annual Report, are enclosed herewith. Please sign, date, and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting.

                                       By order of the Board of Directors

                                       /s/ William E. Eason, Jr.
                                       ----------------------------------
                                             William E. Eason, Jr.
                                                   Secretary

September 29, 1997

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

  Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia
                                     30092

                           SCIENTIFIC-ATLANTA, INC.
                         ONE TECHNOLOGY PARKWAY, SOUTH
                            NORCROSS, GEORGIA 30092

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scientific-Atlanta, Inc. (the "Corporation"), for use at the Annual Meeting of Shareholders of the Corporation to be held on November 12, 1997, and at any adjournments thereof (the "Annual Meeting"). Shareholders of record as of the close of business on September 22, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, the Corporation had 78,504,713 shares of Common Stock, par value $0.50 per share (the "Common Stock"), outstanding and entitled to vote at the meeting, with each share entitled to one vote.

  Copies of solicitation materials will be furnished to brokerage houses and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock. The Corporation has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, banks and their nominees which are shareholders of record, at a cost of approximately $7,000. The costs of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Corporation. In addition to solicitations by mail, directors and regular employees of the Corporation may solicit proxies in person or by telephone or telegraph without receiving any compensation in addition to their regular compensation as directors or employees.

  Proxies are first being mailed to shareholders on September 29, 1997. Any proxy which is returned by a shareholder properly completed and which is not revoked will be voted at the meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR Proposals 2, 3 and 4, and in the proxy holders' discretion with regard to all other matters incidental to the conduct of the meeting or which may otherwise properly come before the meeting. Any proxy given pursuant to this solicitation may be revoked prior to the meeting at any time by delivering an instrument revoking it, or a duly executed proxy bearing a later date, to the Secretary of the Corporation. Any proxy given pursuant to this solicitation may also be revoked by any shareholder who attends the meeting and gives notice of his election to vote in person, without compliance with any other formalities.

  The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as the inspectors of election for the meeting. Inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With the exceptions of Proposal No. 2 regarding approval of the Amended Stock Plan for Non-Employee Directors and Proposal No. 3 regarding approval of a grant of an option to an executive officer for which abstentions will be included in the calculations for the purpose of determining whether the matters have been approved and will be treated as "no" votes, abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast."

                         CERTAIN BENEFICIAL OWNERSHIP

  The following table sets forth information as to shares of the Corporation's Common Stock held by persons known to the Corporation to be the beneficial owners of more than five percent of the Corporation's Common Stock based upon information publicly filed by such persons:

                                                    AMOUNT AND NATURE
                                                      OF BENEFICIAL   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNERSHIP     CLASS (1)
------------------------------------                ----------------- ----------
FMR Corp. .........................................     7,766,609(2)    10.02%
 82 Devonshire Street
 Boston, Massachusetts 02109

--------
(1) The percent of class was computed by the beneficial owner as of a date immediately preceding the filing of its Schedule 13G with the Securities and Exchange Commission.
(2) Based on a Schedule 13G, dated July 8, 1997, filed with the Securities and Exchange Commission by FMR Corp. and related entities. Of such shares, FMR Corp. has sole voting power over 758,331 shares and sole dispositive power over 7,766,609 shares. Includes shares held as trustee for certain of the Corporation's employee benefit plans.

  The following table sets forth information as of June 27, 1997, regarding ownership of the Corporation's Common Stock and Common Stock equivalents by each director of the Corporation, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

                               (A)             (B)              (C)            (D)
                                          NO. OF SHARES    NO. OF SHARES
                          NO. OF SHARES SUBJECT TO OPTIONS OF RESTRICTED    DEFERRED
                              OWNED     EXERCISABLE PRIOR    STOCK NOT    COMMON STOCK
          NAME             DIRECTLY(1)  TO AUGUST 26, 1997  VESTED (2)   EQUIVALENTS (3)
          ----            ------------- ------------------ ------------- ---------------
Marion H. Antonini......       8,500           55,625             --          7,750
William E. Kassling.....      13,000           55,625             --            --
Wilbur Branch King......      17,324           35,001             --            --
Mylle Bell Mangum.......       7,298           27,500             --            --
Alonzo L. McDonald......       9,000(4)        63,125             --            --
James F. McDonald.......     183,434          681,250          65,874           --
David J. McLaughlin.....      16,049           30,000             --            --
James V. Napier.........      17,518          170,001             --         17,775
Sam Nunn................       1,000              --              --            665
Sidney Topol............      37,202           10,625             --            --
John H. Levergood.......       8,139           81,250          29,014           --
Robert C. McIntyre......       3,599          111,750          18,938           --
Harvey A. Wagner........      12,278           78,750          18,160           --
Conrad J. Wredberg......         506           47,500          36,940           --
All Directors and
 Executive Officers as a
 Group..................     470,841        2,268,702         365,104        26,190

--------
  The total shares beneficially owned by each individual director and executive officer (columns A, B and C) constituted less than 1% of the outstanding Common Stock at June 27, 1997, except that the shares beneficially owned by James F. McDonald (columns A, B and C) constituted approximately 1.2% of the outstanding Common Stock. The aggregate shares beneficially owned by all directors and executive officers as a group (columns A, B and C) represented approximately 4% of the outstanding Common Stock at June 27, 1997.

(1) Each person has sole voting and dispositive power with respect to the shares shown. With respect to executive officers, the number of shares directly owned includes shares held in the Corporation's Voluntary Employee Retirement and Investment Plan (401(k) plan), with respect to which such officers have voting and dispositive power.

(2) This column sets forth the number of performance-based and time-based restricted shares of Common Stock which were granted under the Corporation's Long-Term Incentive Plan (the "LTIP") and which had not vested as of June 27, 1997. Executive officers holding such restricted stock have the right to vote the shares.
(3) This column sets forth the number of shares of the Corporation's Common Stock used in determining the value of the Phantom Stock Sub-Account for a particular director under the Deferred Compensation Plan for Non-Employee Directors (the "Deferral Plan"). The number of shares designated above for each non-employee director does not include the number of shares that will be granted as a lump sum distribution to each non-employee director who elected to discontinue participation in the Retirement Plan for Non-Employee Directors, which shares will be deferred into an Award Sub-Account under the Deferral Plan. The granting of such shares and their deferral is contingent upon the shareholders' approval of the Amended Stock Plan for Non-Employee Directors. See "Proposal No. 2--Proposal to Approve the Amended Stock Plan for Non-Employee Directors."
    Under the terms of the Deferral Plan, no shares are ever issued from the Phantom Stock Sub-Account to directors, but shares are issued from the Award Sub-Account at the end of the applicable deferral period, with such shares being issued under the Stock Plan for Non-Employee Directors. Non-employee directors who have hypothetical shares in the Phantom Stock Sub-Account or the right to receive shares in the Award Sub-Account of the Deferral Plan do not have voting or dispositive power with respect to such shares.
(4) Of the 9,000 shares reported as directly owned by Mr. Alonzo L. McDonald, all of such shares are held by the Alonzo McDonald Jr. Trust, for which Mr. McDonald serves as the sole trustee, with his wife being the sole beneficiary.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Articles of Incorporation of the Corporation provide for the division of the Board of Directors into three classes, with the directors in each class serving for a term of three years. At the Annual Meeting, three nominees for director are to be elected to serve until the Annual Meeting of Shareholders in 2000. All of the nominees for election as directors at this meeting, and all directors whose term of office will continue after the Annual Meeting, are currently directors of the Corporation.

  Directors are to be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.

NOMINEES FOR DIRECTOR

  The following information has been furnished by the respective nominees for election as directors for a term expiring in 2000.

                                                                            DIRECTOR
      NAME                              PRINCIPAL OCCUPATION                 SINCE
      ----                              --------------------                --------
David J. McLaughlin..... President and Chief Executive Officer,
                         Troy Biosciences, Inc.                               1987
James V. Napier......... Chairman of the Board, Scientific-Atlanta, Inc.      1978
Sam Nunn................ Attorney at Law, Partner at King & Spalding          1997

  Mr. McLaughlin, 61, has been President and Chief Executive Officer of Troy Biosciences, Inc., a biotechnology company, since July 1, 1996. From January 1, 1985 to June 30, 1996, he served as President of McLaughlin and Company, Inc., a firm that provided consulting services related to human resource issues. From

1987 until 1990 he also served as Managing Principal of Sibson & Company, Inc., consultants in the field of human resources. He is a director of Exide Electronics Group, Inc., Smart & Final, Inc., Troy Biosciences, Inc., and Evolve Software, Inc.

  Mr. Napier has been Chairman of the Board of the Corporation since November 1992. Mr. Napier served as interim Chief Executive Officer of the Corporation from December 1992 until July 1993. From 1988 to 1992, he was Chairman and President of Commercial Telephone Group, Inc., a designer of telecommunications products. From 1986 to 1988, he was an independent business consultant. From March 1985 until March 1986, he served as President of HBO & Company, which provides information processing materials and services to health care facilities. Previously, he was Chairman and Chief Executive Officer of Contel Corporation, a telecommunications company. Mr. Napier is 60 and is a director of Engelhard Corporation, Vulcan Materials Company, HBO & Company, Intelligent Systems, L.P., Personnel Group of America, and Westinghouse Air Brake Company.

  Mr. Nunn, 59, has been a Partner at the law firm of King & Spalding since January 3, 1997. King & Spalding represents the Corporation in certain legal matters and is expected to represent the Corporation on a variety of legal matters during the current fiscal year. Prior to joining King & Spalding, Mr. Nunn served as a United States Senator from 1972 to 1997. Mr. Nunn serves as a director for The Coca-Cola Company, General Electric Company, National Service Industries, Inc., Texaco, Inc., and Total System Services, Inc.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR UNLESS THE VOTING SHAREHOLDER INDICATES HE OR SHE HAS WITHHELD HIS OR HER AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES.

OTHER DIRECTORS

  The following information has been furnished by the other directors, whose terms of office will continue after the 1997 Annual Meeting.

                                                                            DIRECTOR
      NAME                              PRINCIPAL OCCUPATION                 SINCE
      ----                              --------------------                --------
Marion H. Antonini...... Chairman and Chief Executive Officer, Welbilt
                         Corporation                                          1990
William E. Kassling..... Chairman and Chief Executive Officer, Westinghouse
                         Air Brake Company                                    1990
Mylle Bell Mangum....... Senior Vice President, Expense Management and
                         Strategic Planning, Carlson Wagonlit Travel          1993
Wilbur Branch King...... Retired                                              1971
Alonzo L. McDonald...... Chairman and Chief Executive Officer, Avenir
                         Group, Inc.                                          1985
James F. McDonald....... President and Chief Executive Officer, Scientific-
                         Atlanta, Inc.                                        1993

  Mr. Antonini has been Chairman of the Board of Welbilt Corporation since July 1990 and Chief Executive Officer of that company since September 1990. From 1986 to 1990, Mr. Antonini served as Chairman of KD Equities, a merchant banking firm. Prior to that, he served as Group Vice President of Xerox Corporation's Worldwide Operations from 1982 to 1986 and in other executive positions with that company. Mr. Antonini, 67, is a director of Berisford Ltd., Vulcan Materials Company and Engelhard Corporation. His term of office as a director of the Corporation expires in 1999.

  Mr. Kassling was a Group Vice President of American Standard, Inc. for more than five years before becoming Chairman of the Board and Chief Executive Officer of Westinghouse Air Brake Company in March 1990. Mr. Kassling is 53 and is a director of Dravo Corporation and Commercial Intertech. His term of office as a director of the Corporation expires in 1999.

  Ms. Mangum has been Senior Vice President, Expense Management and Strategic Planning of Carlson Wagonlit Travel, a travel and hospitality company, since March 1997. From August 1992 to March 1997, Ms. Mangum was Executive Vice President--Strategic Management of Holiday Inn Worldwide ("Holiday Inn"). She was also a member of the Board of Directors and Executive Committee of Holiday Inn during her tenure there. From 1985 until August 1992, Ms. Mangum was Director, Corporate Planning and Development with BellSouth Corporation. Ms. Mangum is 48 and is a director of Reynolds Metals. Her term of office as a director of the Corporation expires in 1999.

  Mr. King was a partner in the law firm of Kilpatrick & Cody (now Kilpatrick & Stockton) in Atlanta, Georgia, from 1962 until December 1986, and was Of Counsel to that firm until 1996. Kilpatrick & Stockton represents the Corporation from time to time in certain legal matters. Mr. King is 68. His term of office as a director of the Corporation expires in 1998.

  Mr. Alonzo L. McDonald has been Chairman and Chief Executive Officer of Avenir Group, Inc., a firm of private development bankers, for more than five years. Previously, he was President and Vice Chairman of the Board of Bendix Corporation and Managing Director and Chief Executive Officer for worldwide operations of McKinsey & Company. He served as Director of the White House staff during the Carter administration and in several other key government positions. Mr. McDonald is 69 and is a director of CAE Industries and LaFarge Corporation. His term of office as a director of the Corporation expires in 1998.

  Mr. James F. McDonald was elected President and Chief Executive Officer of the Corporation, effective July 15, 1993. Mr. McDonald was a general partner of J. H. Whitney & Company, a private investment firm, from 1991 until his employment by the Corporation. From 1989 to 1991, he was President and Chief Executive Officer of Prime Computer, Inc., a supplier of CAD/CAM software and computer systems. Prior to that time, he was President and Chief Executive Officer of Gould, Inc., a computer and electronics company (1984 to 1989), and held a variety of positions with IBM Corporation (1963 to 1984). Mr. McDonald is 57 and is a director of Burlington Resources, Inc. and Wachovia Bank of Georgia. His term of office as a director of the Corporation expires in 1998.

  After more than twenty-five years of service, Sidney Topol has elected to retire from the Board of Directors. His term of office as a director of the Corporation expires at the Annual Meeting. Mr. Topol served as President of the Corporation from 1971 to 1983, Chief Executive Officer from 1975 to 1987, and Chairman of the Board from 1978 to 1990.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors met five times during the 1997 fiscal year to consider matters related to the Corporation's business. The Board of Directors has an Executive Committee, an Audit Committee, a Human Resources and Compensation Committee, a Governance and Nominations Committee and a Pension Investment Committee. Each director attended more than 75% of the aggregate of the total number of meetings of the Board and the committees of which he or she is a member during the period of the 1997 fiscal year that he or she served as a director or committee member.

  The Executive Committee acts for the Board of Directors between meetings, subject to certain limitations. Members of the Executive Committee, which met once during the 1997 fiscal year, are directors Antonini, Kassling, King, James F. McDonald and Napier. Mr. Napier is Chairman.

  The Audit Committee makes recommendations as to the selection of independent auditors, evaluates the audit services and the Corporation's financial, accounting and internal audit policies, functions and systems, and approves the engagement of independent auditors to provide non-audit services. The Audit Committee met three times during the 1997 fiscal year. The Audit Committee consists of directors Alonzo L. McDonald, Antonini, Napier, Nunn and Topol. Mr. Antonini is Chairman.

  The Human Resources and Compensation Committee makes determinations as to the compensation and benefits to be paid to the Corporation's officers and key employees. The Human Resources and Compensation Committee met four times during the 1997 fiscal year. The members of the Committee are directors Antonini, Mangum, McLaughlin, and King. Mr. McLaughlin is Chairman.

  The Governance and Nominations Committee considers nominations for directors (and will consider nominees by shareholders) and provides oversight of the governance of the Board of Directors, including issues concerning size, committee structure, membership and compensation of the Board. Nominations should be in writing, addressed to Chairman, Governance and Nominations Committee, c/o the Office of the General Counsel, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092. The Governance and Nominations Committee met three times during the 1997 fiscal year. The members of the Committee are directors Alonzo L. McDonald, Kassling, King, Napier and Nunn. Mr. King is Chairman.

  The Pension Investment Committee reviews the performance of firms which provide investment advice and services to the Corporation on pension investment matters. Members of this Committee are directors Mangum, Kassling, McLaughlin, and Topol. Mr. Kassling is Chairman. The Committee met twice during the 1997 fiscal year.

                    COMPENSATION OF OFFICERS AND DIRECTORS

CASH COMPENSATION

  The following table sets forth in the prescribed format the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation for services rendered in all capacities during the Corporation's last three fiscal years:

                          SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                -------------------------------------
                                                    ANNUAL COMPENSATION                   AWARDS              PAYOUTS
                                               ------------------------------   --------------------------   --------
                                                                                 RESTRICTED                                ALL
                                                                      OTHER        STOCK        SECURITIES      LTIP      OTHER
        NAME AND                      FISCAL                          ANNUAL      AWARD(S)      UNDERLYING    PAYOUTS    COMPEN-
   PRINCIPAL POSITION                  YEAR   SALARY($)   BONUS($)   COMP.(1)      ($)(2)       OPTIONS(#)     ($)(3)  SATION($)(4)
   ------------------                ------   ---------   --------   --------    ----------     ----------   --------  ------------
James F. McDonald..................... 1997    $624,231   $547,400     $  --        $    --        350,000    $   --       $ 85,872
 President and Chief Executive Officer 1996     590,385    300,000        --             --        125,000        --        153,768
                                       1995     522,115    429,600        --             --        200,000     82,218        86,731

John H. Levergood..................... 1997     349,115    216,100      3,190            --         15,000        --         65,881
 Senior Vice President and Member of   1996     332,192     76,000      2,654            --         25,000        --         62,823
  Corporate Operating Committee (5)    1995     307,673    197,700      2,200            --         40,000    216,630        20,124


Robert C. McIntyre.................... 1997     282,115    177,000        --             --         18,000        --         25,413
 Senior Vice President and Member of   1996     266,154     60,800        --             --         25,000        --         24,860
  Corporate Operating Committee (6)    1995     232,500    138,500        --             --         91,000    109,802        16,035


Harvey A. Wagner...................... 1997     281,154    176,000        --             --         20,000        --         38,506
 Senior Vice President - Finance,      1996     260,192     95,400        --             --         25,000        --         55,404
  Chief  Financial Officer and         1995     240,000    150,000        --             --            -- (7)  15,786       193,437
   Treasurer

Conrad J. Wredberg.................... 1997     304,808    230,800        --             --         20,000        --         33,205
 Senior Vice President and Chairman of 1996     259,231     59,700        --        478,125(9)      60,000        --         41,900
  Corporate Operating Committee (8)    1995      48,077     30,000        --             --         25,000        -- (10)    11,469

--------
(1) The amounts disclosed in this column represent preferential earnings on deferred compensation.

(2) The value of restricted stock grants which vest based upon criteria other than performance-based criteria are set forth in this column. Restricted shares granted to executive officers pursuant to the Corporation's LTIP, which shares vest based upon the performance of the Corporation, are not reflected in this column, but are included in the "Long-Term Incentive Plan--Awards in 1997 Fiscal Year" chart below. On June 27, 1997, the number and value of all outstanding grants of performance-based restricted stock held by the named executive officers were as follows: Mr. McDonald, 65,874 shares/$1,457,462; Mr. Levergood, 29,014 shares/$641,935; Mr.
    McIntyre, 18,938 shares/$419,003; Mr. Wagner, 18,160 shares/$401,790; and
    Mr. Wredberg, 36,940 shares/$817,298. Dividends are paid by the Corporation on restricted stock held by such executive officers.
(3) This column does not include any amounts for fiscal 1996 and 1997 because no previously granted performance-based restricted stock awards vested as a result of the Corporation's performance during such years. For fiscal year 1995, the amounts disclosed in this column included cash payouts under the Corporation's 1990 Long-Term Incentive Plan and the value of restricted stock previously granted under the Corporation's LTIP (adopted in 1994), which restricted stock vested based upon the Corporation's performance during fiscal 1995. No further cash payouts are available for future years under the Corporation's 1990 Long-Term Incentive Plan.
(4) For the 1997 fiscal year, this column includes $79,122, $59,179, $18,326, $31,761, and $33,205 of life insurance premiums paid by the Corporation on behalf of Messrs. McDonald, Levergood, McIntyre, Wagner and Wredberg, respectively. All other amounts in fiscal year 1997 represent contributions to the Corporation's 401(k) Plan.
(5) Mr. Levergood retired as an employee of the Corporation, effective as of September 1, 1997. He continues as an officer of the Corporation, and he will perform services for the Corporation as a consultant.
(6) Mr. McIntyre resigned as an officer and employee of the Corporation, effective September 19, 1997, to become the Chief Operating Officer of Avex, Inc.
(7) No options were granted to Mr. Wagner during the Corporation's 1995 fiscal year. Mr. Wagner received a two-year grant of options when he commenced his employment with the Corporation during the 1994 fiscal year.
(8) Mr. Wredberg joined the Corporation as a Vice President during fiscal
    1995.
(9) In fiscal 1996, Mr. Wredberg was granted 25,000 shares of restricted stock. These shares will vest on May 14, 1999, provided that Mr. Wredberg is employed by the Corporation on that date. The amount shown represents the value of the restricted stock award, calculated by multiplying the closing market price of the Corporation's Common Stock on the date of grant by the number of shares awarded. Dividends are paid on this restricted stock.
(10) Mr. Wredberg did not receive any LTIP payouts in fiscal 1995, because he joined the Corporation during that year.

STOCK OPTIONS

  The following tables set forth certain information in the prescribed formats with respect to options granted and exercised under the Corporation's various stock option plans and under stock option agreements during the 1997 fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                     POTENTIAL REALIZABLE VALUE
                                                                       AT ASSUMED ANNUAL RATES
                                                                     OF STOCK PRICE APPRECIATION
                        INDIVIDUAL GRANTS                                FOR OPTION TERM(1)
-------------------------------------------------------------------- ----------------------------
                                      % OF TOTAL
                         NUMBER OF     OPTIONS
                         SECURITIES   GRANTED TO EXERCISE
                         UNDERLYING   EMPLOYEES  OR BASE
                          OPTIONS     IN FISCAL   PRICE   EXPIRATION
      NAME               GRANTED(#)      YEAR     ($/SH)   DATE(2)       5%($)        10%($)
      ----               ----------   ---------- -------- ---------- ------------- --------------
James F. McDonald.......  100,000        6.2%    $14.125   08/21/06  $     888,314 $   2,251,161
                          150,000(3)     9.4%    $17.875   10/06/06  $   1,686,224 $   4,273,222
                          100,000(3)     6.2%    $17.875   11/12/06  $   1,124,149 $   2,848,815
John H. Levergood.......   15,000        1.0%    $14.125   08/21/06  $     133,247 $     337,674
Robert C. McIntyre......   18,000        1.1%    $14.125   08/21/06  $     159,896 $     405,209
Harvey A. Wagner........   20,000        1.2%    $14.125   08/21/06  $     177,663 $     450,232
Conrad J. Wredberg......   20,000        1.2%    $14.125   08/21/06  $     177,663 $     450,232

--------
(1) The dollar amounts in these columns were determined using assumed rates of appreciation set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the market value of the Corporation's Common Stock. Such amounts are based on the assumption that the named persons hold the options for their full ten-year term. The actual value of the options will vary in accordance with the market price of the Corporation's Common Stock.
(2) All of these stock options (except the stock options granted to Mr. McDonald for 150,000 shares and 100,000 shares, respectively, with expiration dates of October 6, 2006 and November 12, 2006, respectively) were awarded under the Corporation's 1992 Employee Stock Option Plan (the "1992 Plan"). Options granted under the 1992 Plan become exercisable at the rate of 25% per year commencing on the date of grant, except that if a change of control occurs (as defined in the 1992 Plan), all options become exercisable immediately. Options under the 1992 Plan may be exercised within a period of two years following a termination by reason of retirement, within one year following a termination by reason of death or disability, and within thirty days following a termination for other reasons, except for cause, in which case such options expire immediately upon the giving of the notice of such termination.
(3) The options granted to Mr. McDonald for 150,000 shares and 100,000 shares, respectively, with expiration dates of October 6, 2006 and November 12, 2006, respectively, have provisions that provide for early exercise by Mr. McDonald (after October 7, 1998, and November 13, 1998, respectively) based upon the performance of the Corporation's Common Stock, with 50% of the shares subject to each option being exercisable early if the closing price of the Corporation's Common Stock is $27.00 per share or more for 20 consecutive business days and with 100% of the shares subject to such options being exercisable if the share price is $35.00 per share or more for 20 consecutive business days. Otherwise, such options become exercisable after the expiration of four years and six months from the date of grant, provided that Mr. McDonald is employed by the Corporation on that date. If a Change of Control (as defined in these options) occurs, the options become exercisable immediately. The options may be exercised within a period of two years following a termination by reason of retirement, within one year following a termination by reason of death or disability, and within thirty days following a termination for other reasons, except for cause, in which case such options expire immediately upon the giving of the notice of such termination. The option for 150,000 shares was granted under the Corporation's Long-Term Incentive Plan, and the option for 100,000 shares was granted under a Non-Qualified Stock Option Agreement with Mr. McDonald, dated November 13, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                            SHARES                        OPTIONS AT             IN-THE-MONEY OPTIONS
                         ACQUIRED ON     VALUE        FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)
      NAME               EXERCISE (#) REALIZED ($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE (1)
      ----               ------------ ------------ ------------------------- -----------------------------
James F. McDonald.......     None         --            587,500/437,500          $2,689,844/$1,713,281
John H. Levergood.......     None         --             61,250/ 33,750          $  203,125/$   98,125
Robert C. McIntyre......     None         --             97,000/ 48,750          $  212,419/$  131,406
Harvey A. Wagner........     None         --             67,500/ 27,500          $  296,250/$  126,250
Conrad J. Wredberg......     None         --             36,250/ 68,750          $   48,594/$  232,031

--------
(1) The amounts in this column are calculated using the difference between the closing market price of the Corporation's Common Stock at the end of the Corporation's 1997 fiscal year and the option exercise prices.

LONG-TERM INCENTIVE AWARDS

  The following table sets forth in the prescribed formats certain information with respect to restricted stock awards granted under the Corporation's LTIP during fiscal 1997.

             LONG-TERM INCENTIVE PLAN--AWARDS IN 1997 FISCAL YEAR

                                                            ESTIMATED FUTURE PAYOUTS
                                     PERFORMANCE OR              UNDER NON-STOCK
                                      OTHER PERIOD              PRICE-BASED PLANS
                         NUMBER OF  UNTIL MATURATION ---------------------------------------
      NAME               SHARES (#)  OR PAYOUT (1)   THRESHOLD (#) TARGET (#)(2) MAXIMUM (#)
      ----               ---------- ---------------- ------------- ------------- -----------
James F. McDonald.......   21,020       10 years         2,102          --         21,020
John H. Levergood.......    8,220       10 years           822          --          8,220
Robert C. McIntyre......    6,660       10 years           666          --          6,660
Harvey A. Wagner........    6,660       10 years           666          --          6,660
Conrad J. Wredberg......    7,010       10 years           701          --          7,010

--------
(1) Vesting of these shares is based on achieving specified improvements in the Corporation's weighted five-year average return on equity. Results are reviewed annually, and shares vest based on the degree of improvement achieved. Any shares which have not vested at the end of the ten-year term are forfeited.
(2) Vesting of the right to receive the performance-based restricted stock awards is based on the degree of improvement in the Corporation's weighted five-year average return on equity. Upon achieving the minimum level of improvement, ten percent of the rights become vested, as shown in the "Threshold" column. Upon achievement of a specified maximum five-year average return on equity, all such awards will be vested. No "target," as such, has been established, but improvements in the Corporation's return on equity between the "threshold" and the "maximum" levels will result in the vesting of a proportionate number of awards.

RETIREMENT PLANS AND OTHER ARRANGEMENTS

  Defined Benefit Retirement Plan. The Corporation presently has in effect a non-contributory retirement plan (the "Retirement Plan") for the benefit of its employees which provides for the payment of fixed benefits upon normal retirement at age 65 on the basis of years of service and all cash compensation of each employee. Examples of annual retirement benefits payable under the Retirement Plan are set forth in the table below. These examples are based on the following: (i) retirement at the normal retirement age of 65,
(ii) "average compensation" is the average compensation in the highest consecutive five of the last ten calendar years of service that immediately precede retirement, and (iii) the benefits are straight life annuities. Benefits under the Retirement Plan are not reduced by Social Security benefits. The years of service, as of June 27, 1997, credited for retirement benefits for the persons named in the Summary Compensation Table are James F. McDonald, 3 11/12 years; John H. Levergood, 25 11/12 years; Robert C. McIntyre, 5 1/2 years; Harvey A. Wagner, 3 years; and Conrad J. Wredberg, 2 1/6 years.

                                                  YEARS OF SERVICE (1)
AVERAGE ANNUAL                           ---------------------------------------
COMPENSATION                               15      20      25      30      35
--------------                           ------- ------- ------- ------- -------
$125,000................................ $22,709 $29,723 $38,465 $39,340 $39,964
 150,000................................  27,251  36,311  46,990  48,058  48,821
 175,000................................  27,614  36,311  46,990  48,058  48,821
 200,000................................  27,614  36,311  46,990  48,058  48,821
 225,000................................  27,614  36,311  46,990  48,058  48,821
 250,000................................  27,614  36,311  46,990  48,058  48,821
 500,000................................  27,614  36,311  46,990  48,058  48,821

--------
(1) The Corporation also maintains a supplemental executive retirement plan for its executive officers, including Messrs. McDonald, Wagner and Wredberg. Provisions of the plan include a ten-year vesting requirement and a normal retirement age of 65. Benefits are based upon up to fifty percent of final average pay with offsets for the Retirement Plan, Social Security benefits and any retirement benefits payable from former employers. The Corporation has also agreed to provide to Mr. Levergood supplemental retirement benefits based upon Mr. Levergood's average annual earnings multiplied by a retirement factor. Under this arrangement, Mr. Levergood will receive supplemental retirement benefits of up to sixty percent of his average annual earnings (base salary and annual bonus) for the highest three years of his employment with the Corporation. Due to Mr. Levergood's retirement, effective as of September 1, 1997, he has begun receiving his retirement and supplemental retirement benefits. The table does not include the above-described supplemental benefits.

    The Omnibus Budget Reconciliation Act of 1993 ("OBRA") changed the Internal Revenue Code by placing an annual maximum limit of $150,000 on the compensation which may be considered in determining a participant's benefits. Previous to this change in the statute, the Internal Revenue Code allowed a maximum limit of $235,840 (i.e., $200,000, indexed for a cost of living adjustment). Effective July 1, 1994, the Corporation adopted a non-qualified Restoration Retirement Plan ("Restoration Plan") to replace the benefits to certain participants that had been eliminated by the changes made to the Internal Revenue Code by OBRA. Thus, effective July 1, 1994, participants' compensation, as defined in the Restoration Plan, in excess of the newly prescribed limit and up to what the limit would have been had OBRA not been enacted will be considered under the Restoration Plan. Participants under the Corporation's Supplemental Executive Retirement Plan ("SERP") will continue to have all compensation, as defined in the SERP, in excess of the maximum limit prescribed by the Internal Revenue Code considered in determining their pension benefits. The above table does not include any benefits under the Restoration Plan.

  Agreements with Certain Persons. The Corporation has letter agreements with Messrs. Wredberg and Wagner which provide for the continuation of salary and certain benefits for a twelve-month period in the event of termination of employment without cause. The Corporation also has agreements with Messrs. McDonald, Wagner and Wredberg which provide for the payment of two times the executive's compensation plus the continuation of the executive's benefits for two years in the event the executive's employment with the Corporation is terminated within two years from the time of a change of control (as defined in the agreement) of the Corporation, unless such termination is for cause.

DIRECTOR COMPENSATION

  Annual Fees. Each director who is not an employee receives a $25,000 annual cash retainer, paid quarterly, and $1,250 for each meeting of the Board and each meeting of a committee he or she attends. The Chairman of the Board and each Committee chair receives an additional annual retainer of $60,000 and $5,000, respectively, paid quarterly. Non-employee directors may elect to defer all or a portion of their retainer and meeting fees under the Corporation's Deferral Plan. At the election of the participant, deferred amounts are deposited into (a) an interest sub-account, which earns interest at a rate set annually by the Human Resources and Compensation Committee; (b) a phantom stock sub-account, which is deemed to represent the number of shares of the Corporation's Common Stock which the amount deferred could purchase at the average closing price of such stock for a 20-day period occurring during the month in which the amount is deferred; or (c) a split-dollar insurance sub-account, from which the premium is paid for life insurance insuring the life of the deferring director, or, at the election of such director, the lives of the deferring director and his or her spouse on a joint and survivor basis.

  Non-Employee Director Retirement Plan. The Retirement Plan for Non-Employee Directors will be discontinued for new directors elected after January 1, 1997, subject to approval by the shareholders of the amended and restated Stock Plan for Non-Employee Directors at the Annual Meeting (the "Amended Stock Plan") (see "Proposal No. 2--Proposal to Approve the Amended Stock Plan for Non-Employee Directors"). Also, under the Retirement Plan for Non-Employee Directors, as amended by the Board subject to shareholder approval of the Amended Stock Plan (the "Director Retirement Plan"), each director who was a participant in the Director Retirement Plan as of January 1, 1997 (the "Conversion Date") was required to elect, on or before September 21, 1997, either (a) to remain in the Director Retirement Plan, or (b) to discontinue participation in the Director Retirement Plan and receive in lieu thereof (1) annual grants of 1,500 shares of the Corporation's Common Stock under the Amended Stock Plan, and (2) a lump sum distribution in shares of the Corporation's Common Stock having a value, as of the Conversion Date, equal to the greater of either (i) the present value, actuarially determined by the Corporation, as of the Conversion Date, of the retirement benefits of the electing participant under the Director Retirement Plan, reduced by the present value, actuarially determined by the Corporation as of the Conversion Date, of the anticipated stream of annual grants to be made under clause (1) above during the period commencing at the Annual Meeting and ending on the electing participant's sixty-fifth birthday, or (ii) an amount equal to the value (using the closing price of $15.00 per share on the Conversion Date) of 750 shares of the Corporation's Common Stock multiplied by the electing participant's total years of service as a director, as of the Conversion Date. All participants in the Director Retirement Plan have elected to discontinue participation in that plan. If a participant had elected to remain in the Retirement Plan and had retired on or after his or her sixty-fifth birthday, he or she would have been entitled to receive for the remainder of his or her life an annual retirement benefit equal to the annual cash retainer paid by the Corporation to its directors for the last year that he or she was a director plus the value, determined as of the date of grant, of the most recent Stock Award (as defined in the Amended Stock Plan) made to such director. A reduced benefit would have been provided for such participants who retired after age fifty-five but prior to age sixty-five. The Director Retirement Plan would also have provided for payments to remaining participants who became totally and permanently disabled and for payments to the spouse of a remaining participant who died.

  Non-Employee Director Stock Option Plan. Under this option plan, an initial option to purchase 20,000 shares of the Corporation's Common Stock is granted to each non-employee director upon joining the Board. An option to purchase an additional 5,000 shares is granted to each such director on the date of each annual meeting of shareholders. The exercise price for each option is the closing sale price of the Corporation's Common Stock on the New York Stock Exchange on the grant date. Each option is exercisable as to 25% of the shares covered thereby after the expiration of one year following the date of grant and for an additional 25% of the shares after the expiration of each succeeding year. The options granted under this option plan are exercisable only by a non-employee director, except in certain limited circumstances.

  Non-Employee Director Stock Plan. This plan currently provides for the grant of a stock award of 500 shares of the Corporation's Common Stock (a "Stock Award") to each non-employee director on the date of each annual meeting of the Corporation's shareholders. If the shareholders approve the Amended Stock Plan at the Annual Meeting, the Amended Stock Plan will also provide for a retirement award of 1,500 shares of the Corporation's Common Stock (a "Retirement Award"), which shares are to be granted to those non-employee directors who commenced service on the Board after January 1, 1997, and to the non-employee directors who elected to discontinue participation in the Director Retirement Plan. In addition, under the Amended Stock Plan each non-employee director may elect to receive up to 100% of his or her quarterly compensation from the Corporation in the form of shares of the Corporation's Common Stock (an "Elective Grant"). Further, under the Amended Stock Plan (assuming the shareholders approve the proposed Amended Stock Plan), non-employee directors who elected to discontinue participation in the Director Retirement Plan will receive a one-time grant of the number of shares of the Corporation's Common Stock, determined as described under "Non-Employee Director Retirement Plan" above. Receipt of shares awarded as a Stock Award or as an Elective Grant may be deferred under the Deferral Plan. Pursuant to the terms of the Amended Stock Plan (assuming that the shareholders approve the Amended Stock Plan), each year non-employee directors must elect, as to their respective annual Retirement Awards, either (a) to receive the 1,500 shares as restricted stock which cannot be sold or otherwise transferred for two years, or (b) to defer the 1,500 shares for at least two years under the Deferral Plan. Under the terms of the Amended Stock Plan, as proposed for approval by the shareholders, each non-employee director receiving a lump sum distribution, as described above, is required to defer the receipt of such shares until the earlier of the retirement, death or total disability of the non-employee director.

                                 REPORT OF THE
                  HUMAN RESOURCES AND COMPENSATION COMMITTEE

ROLE OF THE COMMITTEE AND THE BOARD

  The Human Resources and Compensation Committee sets compensation policies for the Corporation's senior management within guidelines approved by the Board of Directors. The Committee evaluates individual and corporate performance from a short-term and long-term perspective, establishes base salaries and approves annual and long-term incentives for all officers, and administers the Corporation's option and incentive plans. The Committee's recommendations regarding the compensation of the Chief Executive Officer are subject to the approval of the full Board.

COMPENSATION PHILOSOPHY

  The Corporation's executive compensation program is designed to attract, motivate and retain highly qualified executives and to encourage the achievement of superior performance. The program is designed to:

  . Foster a performance oriented environment with a high level of variable compensation based on the short-term and long-term performance of the individual, team, business unit and Corporation against demanding goals and objectives.

  . Provide total compensation opportunities which exceed industry medians for superior financial results and outstanding personal performance.

  . Align the interests of the Corporation's executives and shareholders through the use of stock-based compensation plans.

BASE SALARIES

  The Corporation positions its base salaries to be fully competitive with the range of compensation levels of comparably-sized, high-technology companies and with the Corporation's direct business competitors which have similar market characteristics. National surveys such as Hewitt Associates' Total Compensation Database and Radford Associates' Management Total Compensation Report and, periodically, independent compensation consultants are utilized by the Committee when determining such salaries.

  In determining whether the base salaries of executives, including the Chief Executive Officer, should be increased, the Committee takes into account individual performance, performance of the operations directed by that executive, and the positioning of compensation within established salary ranges.

INCENTIVE COMPENSATION

  Under the Corporation's compensation philosophy, the majority of compensation is intended to be payable under incentive plans. Payments and awards under these incentive plans are based on the achievement of annual and long-term goals and, accordingly, are "at risk." Executives of the Corporation are eligible to participate in the following incentive plans as determined by the Committee:

  Senior Officer Annual Incentive Plan. This plan has been designed to qualify as "performance-based" compensation under Internal Revenue Code (the "Code")
Section 162(m) ("Code Section 162(m)") and is currently being used only for the Corporation's Chief Executive Officer. Payments under the plan are based upon the achievement of annual goals. The award determination for Mr. McDonald under the Senior Officer Annual Incentive Plan is discussed in the "Chief Executive Officer Compensation" section of this report.

  Annual Incentive Plan. Under the Annual Incentive Plan (the "AIP"), awards are made based on company, region, function and/or business unit results and assessments of individual performance. Quantitative and qualitative objectives are weighted 60% and 40%, respectively, in setting "target" awards for corporate staff and business services participants and 75% and 25%, respectively, for region and business unit participants.

  Quantitative objectives, consistent with annual business plans approved by the Board, are used in determining the amount of the award governed by the company, region, function and/or business unit performance. Awards under the quantitative portion of the AIP are not made if the minimum thresholds are not met. When determining whether minimum thresholds have been met, the Committee may take into account non-recurring extraordinary circumstances unrelated to the Corporation's financial performance.

  The award for Mr. McDonald under the AIP is discussed in the "Chief Executive Officer Compensation" section of this report. AIP awards for Messrs. Levergood, McIntyre, Wagner and Wredberg were based on the quantitative performance of the Corporation, as measured by profit before tax, gross margin, working capital and revenue results versus plan, and an assessment of their individual performance against personal qualitative objectives. In fiscal 1997, all of these individuals shared six objectives in common, focusing on various aspects of quality, in addition to their individual qualitative objectives.

  Senior Officer and AIP awards for the Chief Executive Officer and the four other most highly compensated executives of the Corporation are included in the "Bonus" column of the "Summary Compensation Table."

  Long-Term Incentive Plan. This plan permits the Committee to use one or more long-term incentives to motivate excellent long-term performance. In fiscal 1997, performance-based restricted stock awards were granted to 22 key executives, including Messrs. McDonald, Levergood, McIntyre, Wagner and Wredberg. These awards will vest over a term of up to ten years, based on improvement in the Corporation's weighted average return on equity over the previous five-year period. The number of shares granted are shown in the "Long-Term Incentive Plan--Awards in 1997 Fiscal Year" Table. Based on the Corporation's performance over the currently applicable period, no previous grants vested during fiscal year 1997.

  Stock Option Plans. A larger group of executives, including the executives named in the Summary Compensation Table, receive grants of stock options under the provisions of the 1992 Stock Option Plan, the 1996 Employee Stock Option Plan and individual stock option agreements. The objective of the grants is to align the interests of the executives with the interests of the Corporation's shareholders by affording the executives the opportunity of a potentially significant financial benefit if their efforts result in stock price appreciation. The Committee takes into account the performance of the individual recipient, the number of options previously awarded to any individual participant and the Corporation's grant levels compared to competitive practices, targeting near a median grant posture. Grants made in fiscal 1997 to Mr. McDonald and the other named executives are shown in the "Summary Compensation Table" and in the "Option/SAR Grants in Last Fiscal Year" Table. During fiscal 1997, options for a total of 1,603,000 shares were granted to 500 optionees.

POLICY RELATIVE TO CODE SECTION 162(M)

  The Omnibus Budget Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as "performance-based" compensation under Code Section 162(m). In general, the Corporation seeks to maximize the use of the "performance-based" exemption provided under Code Section 162(m). The Committee also believes that inclusion of qualitative (non-quantitative) objectives play an important role in incentive plans. The Committee will continue to base a portion of incentive payments on such qualitative assessments, even though they may not meet the Code Section 162(m) requirements to qualify as "performance-based" compensation.

STOCK OWNERSHIP

  The Committee believes that significant ownership of Common Stock by officers and directors more closely aligns the upside and downside returns for these individuals with the Corporation's other shareholders. As a result, the Corporation's officers and directors agreed during fiscal year 1994 to increase their ownership over time to a level of one times the annual salary for officers (three times in the case of the Chief Executive Officer) and three times the annual retainer for outside directors. As of the end of fiscal 1997, officers' holdings averaged 3.3 times base salaries, and outside director holdings averaged 10.3 times annual retainers (based on the closing price of the Common Stock at the 1997 fiscal year end). When computing the average for the officers, the 365,104 shares of restricted stock held by the officers, which shares vest primarily based on performance-based criteria, were included in the computations.

CHIEF EXECUTIVE OFFICER COMPENSATION

  At the beginning of fiscal year 1997, Mr. McDonald's base salary was increased by five percent to maintain a position near the median for Chief Executive Officers of similarly-situated high technology companies. This increase was also consistent with national trends in executive salaries.

  During fiscal 1997, Mr. McDonald was granted an annual stock option of 100,000 shares. This was near the median of grants to Chief Executive Officers by other comparable high technology companies. He also received two option grants, totaling 250,000 shares, which vest early based on attainment of performance criteria. The objective of the special grants was to position Mr. McDonald more appropriately against competitive practices in the high-technology industry, provide a direct incentive to increase Scientific-Atlanta's stock price and to provide an additional incentive for Mr. McDonald to remain with Scientific-Atlanta. The options for the 250,000 shares will vest after four and one-half years from the date of grant but can be exercised earlier (as soon as two years after grant) if the price appreciates, i.e. 50% can be exercised if the price reaches $27 per share (an appreciation of approximately 50% from the grant price) and 100% will be exercisable if the price reaches $35 per share (approximately double the grant price). See Footnote 3 to the "Option/SAR Grants in Last Fiscal Year" Table for more details.

  Under the Senior Officer Annual Incentive Plan, Mr. McDonald had an opportunity to earn a maximum of $453,600 if the Corporation achieved 125% or more of its targeted performance as measured by profits before tax, gross margin, return on net assets and sales (revenue). The results for fiscal 1997 exceeded targeted levels, but did not reach the maximum. The Committee, therefore, approved a payment of $245,000 according to the provisions of the plan.

  Mr. McDonald also had an opportunity to earn additional incentive pay under the Annual Incentive Plan, based on his performance against qualitative objectives. Based on excellent performance during fiscal 1997, the Committee approved payment of $302,400. In reaching its decision, the Committee noted very strong financial performance over the prior year; significant improvements in product and process quality and customer satisfaction; a strengthened organization to provide better focus on individual business units, and several key new product initiatives and joint ventures and acquisitions to strengthen Scientific-Atlanta's technological leadership in the telecommunications equipment industry.

  Mr. McDonald received a grant of 21,020 performance-based shares of restricted stock under the Long-Term Incentive Plan. Based upon the Corporation's 1993--1997 fiscal year Return on Equity performance, there was no further vesting of any performance-based shares granted under the Long-Term Incentive Plan.

OTHER COMPENSATION PLANS

  The Corporation also has various broad-based employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. The Corporation offers an Employee Stock Purchase Plan pursuant to the provisions of Section 423 of the Code under which employees may purchase Common Stock. The Voluntary Employee Retirement and Investment Plan pursuant to the provisions of Section 401(k) of the Code, permits employees to invest in a variety of funds on a pre-tax basis. Matching contributions under the plan are made in Common Stock of the Corporation.

  The Corporation also maintains pension, insurance and other benefit plans for its employees.

  Submitted by the Human Resources and Compensation Committee:

    David J. McLaughlin, Chairman
    Marion H. Antonini
    Wilbur Branch King
    Mylle Bell Mangum

PERFORMANCE GRAPH

  The following graph shows a comparison of total return to shareholders for the Corporation, the Standard & Poor's High Technology Index and the Standard & Poor's 500 for the Corporation's last five fiscal years. The graph assumes that the value of investment in the Corporation's Common Stock and in each index was $100 on June 30, 1992, and all dividends were reinvested.



                         [GRAPH APPEARS HERE]


                                 1992       1993        1994       1995       1996       1997
---------------------           ------      ----        ----       ----       ----       ----
SCIENTIFIC-ATLANTA, INC.        $100        $216        $229        $296      $210       $299
S&P 500                         $100        $114        $117        $145      $179       $237
S&P HIGH TEDHNOLOGY INDEX       $100        $118        $129        $202      $237       $370


                                PROPOSAL NO. 2

                            PROPOSAL TO APPROVE THE
                 AMENDED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

  At the Annual Meeting, there will be presented to the shareholders a proposal to approve the Corporation's Stock Plan for Non-Employee Directors, as amended by the Board of Directors on June 17, 1997, subject to the shareholders' approval (the "Amended Stock Plan"; this plan, as it existed prior to the proposed amended version, is referred to as the "Stock Plan"). The Board of Directors unanimously approved the Amended Stock Plan and recommends that the Corporation's shareholders approve the Amended Stock Plan.

  The primary purposes of the Amended Stock Plan continue to be to aid the Corporation in attracting and retaining highly qualified non-employee directors, to provide additional compensation as an incentive for non-employee directors to contribute their best efforts to the Corporation's success, and to emphasize and enhance the Corporation's policy of seeking to have non-employee directors maintain a significant investment in the stock of the Corporation and thus a strong commonality of interests with the shareholders. A secondary purpose of the Amended Stock Plan is to replace the retirement benefits previously provided by the Director Retirement Plan with an annual stock retirement award. See "Other Changes to Director Compensation" below which provides a description of the changes to the Director Retirement Plan and the Deferral Plan that will be made if the Amended Stock Plan is approved by the shareholders. If the shareholders approve the Amended Stock Plan at the Annual Meeting, as soon as practicable after the Annual Meeting, the Corporation will file a registration statement on Form S-8 registering additional shares to be issued under the Amended Stock Plan.

ADMINISTRATION

  The Amended Stock Plan will continue to be administered by the Governance and Nominations Committee of the Corporation's Board of Directors or any other committee of the Board which is vested by the Board with responsibility for administering the Amended Stock Plan (the "Committee"). The Committee will continue to have the power to (i) interpret the Amended Stock Plan, (ii) promulgate rules and regulations relating to the Amended Stock Plan, and (iii) make all other determinations and take all other actions necessary or desirable for the Amended Stock Plan's administration.

ELIGIBILITY FOR PARTICIPATION

  For the purposes of a Stock Award (which is an annual grant of 500 shares of the Corporation's Common Stock), the term "Eligible Directors" means those non-employee directors who served on the Board for the six months immediately preceding the annual meeting at which a Stock Award is granted. For the purposes of an Elective Grant (which is a grant of stock based on a non-employee director's election to receive all or a portion of his or her quarterly compensation from the Corporation in the form of shares of the Corporation's Common Stock), the term "Eligible Directors" means all non-employee directors of the Board. For the purposes of a Retirement Award (which is an annual grant of 1,500 shares of the Corporation's Common Stock given in lieu of retirement benefits) and for purposes of the Lump Sum Distribution (which is a one-time grant of stock based upon the computation described under the heading "Other Changes to Director Compensation," below), the term "Eligible Directors" means all non-employee directors who were not members of the Board prior to January 1, 1997, and all non-employee directors who were members of the Board and participants in the Director Retirement Plan prior to January 1, 1997, and elected to receive a Lump Sum Distribution. (Stock Awards, Elective Grants, Retirement Awards and Lump Sum Distributions are collectively referred to as "Awards.") Immediately after the Annual Meeting, seven directors will participate in the Lump Sum Distributions, and eight directors will be eligible to participate in Stock Awards, Elective Grants and Retirement Awards. None of the eligible directors elected to remain in the Director Retirement Plan.

STOCK AWARDS

  The provisions of the Stock Plan relating to Stock Awards have not been amended in the Amended Stock Plan, except to extend the expiration of the Stock Plan from the annual meeting held in 1999 to the annual meeting held in 2009. At each annual meeting of the shareholders of the Corporation through (and including) the 2009 Annual Meeting of the Corporation's shareholders, each Eligible Director will be granted a Stock Award for 500 shares of the Corporation's Common Stock. Stock certificates evidencing such Stock Awards (less any shares withheld at the Eligible Director's request for payment of taxes, if any) will be issued and delivered as soon as practicable after the relevant annual meeting of shareholders. Eligible Directors will not have any rights as shareholders of the Corporation until the stock certificates evidencing Stock Awards are issued. To the extent that dividends, distributions or other rights have a record date subsequent to an annual meeting of shareholders but prior to the issuance of stock certificates relating to Stock Awards, appropriate adjustments to the number of shares included in the Stock Award shall be made.

ELECTIVE GRANTS

  The provisions of the Stock Plan relating to Elective Grants have not been amended in the Amended Stock Plan, except to extend the expiration of the Stock Plan to the annual meeting held in 2009. Each non-employee director may elect to receive up to 100% of his or her quarterly compensation from the Corporation in the form of shares of the Corporation's Common Stock rather than in the form of cash. Elections to receive an Elective Grant must be made in writing by the non-employee director and must be delivered to the Secretary of the Corporation before the start of the fiscal quarter during which services are to be rendered by the non-employee director giving rise to the quarterly compensation. The Committee shall, prior to the receipt by a non-employee director of shares under an Elective Grant, approve the issuance of such shares by resolution; however, if the Committee fails to adopt such an approving resolution, such shares cannot be sold or otherwise transferred by such non-employee director prior to the date which is six (6) months after the date of such issuance of shares.

  The number of shares of the Corporation's Common Stock that will be granted under each Elective Grant will be equal to (i) the amount of quarterly compensation that the non-employee director has elected to receive in shares (not more than 100% of such quarterly compensation) divided by (ii) the fair market value per share of the Corporation's Common Stock as of the last business day of the fiscal quarter, which fair market value shall be determined by reference to the closing price of such Common Stock on the New York Stock Exchange on the applicable date. No fractional shares will be issued; they will be rounded to the nearest whole share. The Corporation will issue stock certificates evidencing the Elective Grants (less any shares withheld for taxes, if any) as soon as practicable after the determination of the number of shares to be granted.

RETIREMENT AWARDS

  At each annual meeting of the shareholders of the Corporation, commencing with the 1997 Annual Meeting and continuing through (and including) the 2009 annual meeting of the Corporation's shareholders, each Eligible Director (for purposes of Retirement Awards) will be granted a Retirement Award of 1,500 shares of the Corporation's Common Stock.

  Each Eligible Director shall elect annually either (i) to defer his or her right to receive such Retirement Award, under the Deferral Plan, for a minimum period of two (2) years after the date of the grant thereof (a "Deferred Retirement Award"), or (ii) to receive such Retirement Award as restricted stock that cannot be sold, assigned or otherwise disposed of by the Eligible Director for a period of two (2) years after the date of the grant thereof (a "Restricted Retirement Award").

  As soon as practicable after the expiration of (i) the deferral period applicable to a Deferred Retirement Award, or (ii) the restriction period applicable to a Restricted Retirement Award, as applicable, the Company shall cause to be issued to the Eligible Director a stock certificate evidencing the Deferred Retirement Award or the Restricted Retirement Award, as applicable, less any shares withheld at the Eligible Director's request for payment of taxes, if any.

  Eligible Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Corporation with respect to any Retirement Award until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after an annual meeting and prior to the issuance of such stock certificates.

  During the two (2) year restriction period applicable to a Restricted Retirement Award, Eligible Directors shall have all rights of a shareholder with respect to the shares of Common Stock of the Corporation granted under the Restricted Retirement Award, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares, but they shall not have the right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of such Restricted Retirement Award, except that such shares may be transferred upon the death of the Eligible Director to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

LUMP SUM DISTRIBUTIONS

  As soon as practicable after the Annual Meeting, every Eligible Director shall be granted a Lump Sum Distribution under the Amended Stock Plan. Each Eligible Director shall elect to defer his or her right to receive such Lump Sum Distribution, under the Deferral Plan, until not earlier than such Eligible Director's retirement, death or total disability. Mr. Nunn and future non-employee directors are not eligible to receive Lump Sum Distributions.

  As soon as practicable after the expiration of the deferral period applicable to such Lump Sum Distribution, the Company will issue to such Eligible Director a stock certificate evidencing the Lump Sum Distribution, less any shares withheld at the Eligible Director's request for payment of taxes, if any.

  Eligible Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Lump Sum Distribution until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after the Annual Meeting and prior to the issuance of such stock certificates.

RESTRICTIONS ON TRANSFERABILITY; DEFERRALS

  Non-employee directors receiving Awards may not assign, pledge, hypothecate or otherwise transfer the Awards or any right or interest in the Awards, except that the beneficiaries or heirs of a non-employee director are entitled to the shares underlying an Award if the director dies prior to the issuance by the Corporation of the stock certificates evidencing the Award. Receipt of Stock Awards and Elective Grants may be deferred under the Corporation's Deferral Plan.

AMENDMENT OF AMENDED STOCK PLAN

  The restrictions on the amendments that affect Awards have been revised and extended to apply to Elective Grants and Retirement Awards, as such restrictions previously applied to Stock Awards. As was previously the case, the Amended Stock Plan may be amended at any time and from time to time by the Committee with the approval of the Corporation's Board of Directors, but no amendment to the Amended Stock Plan may be made without the approval of the shareholders of the Corporation if such amendment would (i) change the calculation of the Awards so as to increase the value of the Awards to the non-employee directors, (ii) increase the frequency of the Awards, (iii) materially increase in any other way the benefits to the non-employee directors under the Amended Stock Plan, (iv) materially modify the portions of the Amended Stock Plan defining the directors eligible to participate in the Stock Plan, or (v) disqualify a non-employee director from being a "Non-Employee Director" administrator (within the meaning of Rule 16b-3 or any successor rule of the Securities and Exchange Commission) of any stock-based plan of the Corporation. Notwithstanding the foregoing, in no case may the Amended Stock Plan provisions pertaining to the amount or determination of a Stock Award, an Elective Grant, a Retirement Award or the determination of Eligible Directors be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

EFFECTIVE DATE

  The Amended Stock Plan will be effective as of November 13, 1997, provided that the Amended Stock Plan is approved by the shareholders. If not so approved by the shareholders, the Amended Stock Plan shall be of no force and effect, but the Stock Plan for Non-Employee Directors, as adopted by the shareholders on November 8, 1995, shall continue in effect.

CHANGE IN CAPITALIZATION

  As was previously the case under the Stock Plan, in the event of a change in the outstanding shares of the Corporation's Common Stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations, or any other changes in corporate structure, the number and/or the type of shares to be awarded under the Amended Stock Plan shall be automatically adjusted as appropriate to prevent an unfavorable effect upon the value of the Awards to be made under the Amended Stock Plan.

VALUE OF AWARDS

  The chart below states the number of shares of Common Stock and estimated value of such shares that each current non-employee director, and the non-employee directors, as a group, will receive as Awards in the 1998 fiscal year.

                               NEW PLAN BENEFITS

                 AMENDED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                                                        DOLLAR       NUMBER OF
            POSITION                                  VALUE($)(1)    SHARES(2)
            --------                                  -----------    ---------
Each Non-Employee Director........................... $   44,250        2,000(3)
All Non-Employee Directors as a group................ $3,407,206(4)   153,998(4)

--------
(1) The dollar value is based on the closing price per share of the Corporation's Common Stock as of June 27, 1997.
(2) This column lists the number of shares to be issued during the 1998 fiscal year. The number of shares that Eligible Directors may elect to receive under an Elective Grant in lieu of their quarterly compensation is not determinable.
(3) All eligible directors elected to discontinue participation in the Director Retirement Plan and, accordingly, will each receive an annual grant of 2,000 shares, which includes the grant of a Retirement Award of 1,500 shares and the grant of a Stock Award of 500 shares. Since each non-employee director's Lump Sum Distribution is different, the number of shares related thereto are not included in this number.
(4) Of the seven non-employee directors eligible to elect whether to remain in the Director Retirement Plan, all seven non-employee directors elected to discontinue participation. Accordingly, the cumulative number of shares that will be granted as Lump Sum Distributions and the cumulative value of such shares are included in these numbers. The Lump Sum Distribution of each non-employee director and the respective value, as of June 27, 1997, follow: Marion H. Antonini, 31,181 shares, $689,880; William E. Kassling, 5,250 shares, $116,156; Wilbur Branch King, 29,328 shares, $648,882; Mylle Bell Mangum, 3,000 shares, $66,375; Alonzo L. McDonald, 29,786 shares, $659,015; David J. McLaughlin, 22,446 shares, $496,618; James V. Napier, 17,007 shares, $376,280.

AVAILABILITY OF AMENDED STOCK PLAN

  Copies of the Amended Stock Plan are available upon request directed to William E. Eason, Jr., Senior Vice President, Corporate Secretary and General Counsel, Scientific-Atlanta, Inc., One Technology Parkway South, Norcross, Georgia 30092.

OTHER CHANGES TO DIRECTOR COMPENSATION

  If the Amended Stock Plan is approved by the shareholders, the Corporation's non-employee director compensation scheme will be revised as follows: The Director Retirement Plan will be discontinued for directors elected after January 1, 1997. Under the Director Retirement Plan, as amended, each director who participated in the Director Retirement Plan as of January 1, 1997 (the "Conversion Date") elected, on or before September 21, 1997, either (a) to remain in the Director Retirement Plan, or (b) to discontinue participation in the Director Retirement Plan and receive in lieu thereof (1) the annual Retirement Awards described above, and (2) the Lump Sum Distribution described above. Additionally, the Deferral Plan will be amended to allow for deferral of the Lump Sum Distributions and Retirement Awards, as described above.

VOTE REQUIRED

  Approval of the Amended Stock Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                PROPOSAL NO. 3

        PROPOSAL TO APPROVE GRANT OF STOCK OPTION TO EXECUTIVE OFFICER

  At the Annual Meeting, there will also be presented to the shareholders a proposal to approve the Board of Director's grant of a non-qualified stock option for 125,000 shares of the Corporation's Common Stock to an executive officer, Larry L. Enterline, Senior Vice President, Worldwide Sales and Service (the "Option"), in connection with Mr. Enterline's commencement of employment with the Corporation. The Option was granted to Mr. Enterline by the Board of Directors to induce Mr. Enterline to join the Corporation as an executive officer, effective January 15, 1997. The Option does not qualify for incentive stock option treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Option is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Option is evidenced by a written Non-Qualified Stock Option Agreement between the Corporation and Mr. Enterline, signed by both parties and dated January 15, 1997 (the "Option Agreement"). The Corporation filed a registration statement on Form S-8 relating to the Option on March 11, 1997. Since the Corporation currently does not anticipate issuing treasury shares in the event the Option is exercised, the listing requirements of the New York Stock Exchange require shareholder approval of the Option. Accordingly, the Corporation is seeking the shareholders' approval of the Option. If the shareholders do not approve the Option, the Corporation will re-evaluate how shares will be made available for the Option, including the feasibility of using treasury shares.

TERMS OF THE OPTION

  The term of the Option commenced on January 15, 1997 (the "Date of Grant"), the date on which Mr. Enterline commenced employment with the Corporation, and will terminate and expire, to the extent not previously exercised and not earlier terminated, on January 14, 2007.

  The exercise price for the Option is $15 7/8 per share of Common Stock (which exercise price was the closing price of the Common Stock on the date that the Board approved the grant), unless adjusted as described below. Unless terminated earlier, Mr. Enterline will have the right to exercise the Option in the following percentages during the following periods:

  (a) twenty-five percent (25%) of the total number of shares covered by the Option immediately upon, and during the year following, the Date of Grant;

  (b) fifty percent (50%) of the total number of shares covered by the Option on, and during the year following, the first anniversary of the Date of Grant;

  (c) seventy-five percent (75%) of the total number of shares covered by the Option on, and during the year following, the second anniversary of the Date of Grant; and

  (d) one hundred percent (100%) of the total number of shares covered by the Option on the third anniversary of the Date of Grant and thereafter prior to the expiration of the Option.

  During the lifetime of Mr. Enterline, the Option will be exercisable only by Mr. Enterline and will not be assignable or transferrable. In the event of Mr. Enterline's death, the Option will not be transferable by Mr. Enterline other than by will or the laws of descent and distribution. The Option may be exercised within a period of two years following Mr. Enterline's termination of employment with the Corporation by reason of retirement, within one year following a termination by reason of death or disability, and within thirty days following a termination for other reasons, except for cause, in which case the Option expires immediately upon the giving of the notice of such termination. The Option may not be exercised after the expiration of the ten-year term or after the Option is otherwise cancelled.

METHOD OF PAYMENT

  The Option may be exercised from time to time by Mr. Enterline, in whole or in part, by delivering a written notice of exercise to the Corporate Secretary of the Company. Such notice is irrevocable and must be accompanied by full payment of the purchase price (i) in cash, (ii) by delivery of shares of Common Stock of the Corporation, with the fair market value of such shares determined as of the exercise date, or (iii) a combination of (i) and (ii).

  In the event the Corporation determines that it is required to withhold state or federal taxes as a result of the exercise of the Option, as a condition to the exercise thereof, Mr. Enterline must make arrangements satisfactory to the Corporate Secretary to enable the Corporation to satisfy such withholding requirements. Payment of such withholding requirements may be made (i) in cash, (ii) by delivery of shares registered in Mr. Enterline's name, which shares have a fair market value at the time of exercise equal to the amount to be withheld, (iii) by the Corporation withholding shares subject to the Option, which shares have a fair market value at the time of exercise equal to the amount to be withheld, or (iv) any combination of (i), (ii) and
(iii) above.

FEDERAL INCOME TAX CONSEQUENCES

  There were no tax consequences to Mr. Enterline resulting from the grant of the Option. Upon exercise of the Option, Mr. Enterline will recognize taxable income in the amount by which the then fair market value of the shares of the Corporation's Common Stock acquired upon exercise exceeds the exercise price, with the Corporation being entitled to a deduction in an equal amount. The amount of such taxable income will be characterized as compensation income to Mr. Enterline. Upon the subsequent disposition of the shares acquired upon exercise, Mr. Enterline will recognize gain or loss, which will be characterized as capital gain or loss, in an amount equal to the difference between the proceeds received upon disposition and his basis for the shares (the basis being equal to the sum of the price paid for the stock and the amount of income realized upon the exercise of the Option), provided the shares are held as a capital asset. Any capital gain or loss will be characterized as long-term or short-term, depending on whether the holding period for tax purposes exceeds one year.

  The preceding paragraph is intended to be merely a summary of the most important federal income tax consequences concerning the grant of the Option and the disposition of the shares of Common Stock issued upon an exercise of the Option in existence as of the date of this Proxy Statement.

RECAPITALIZATIONS

  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Corporation, the Corporation will make such adjustments to the Option, to prevent dilution or enlargement of the rights of Mr. Enterline, including any or all of the following:

  (a) adjustments in the aggregate number or kind of shares of Common Stock which may be issued upon exercise of the Option; and

  (b) adjustments in the purchase price of the Common Stock covered by the Options.

  No such adjustments, however, may change materially the value of benefits available to Mr. Enterline under the Option.

CHANGE IN CONTROL

  Upon a Change in Control (as defined in the Option Agreement) of the Corporation, the Option will become immediately exercisable in full, without regard to the years that have elapsed from the Date of Grant. If Mr. Enterline's employment terminates following a Change in Control other than for "cause" (as defined in the Option Agreement), the provisions of the Option Agreement described above concerning cessation of employment shall apply, except that as of and after the date of the Change in Control, the Board and the Human Resources and Compensation Committee may not make any determination or take any action in connection with Mr. Enterline's termination which would cause the Option not be exercisable in full or to expire earlier than the latest date allowable under the Option Agreement.

VALUE OF OPTION

                               NEW PLAN BENEFITS

         NON-QUALIFIED STOCK OPTION AGREEMENT WITH LARRY L. ENTERLINE

                                                     DOLLAR    NUMBER OF SHARES
      NAME AND POSITION                            VALUE($)(1) SUBJECT TO OPTION
      -----------------                            ----------- -----------------
Larry L. Enterline, Senior Vice President.........  $781,250        125,000

--------
(1) The amount in this column is calculated using the difference between the closing market price of the Corporation's Common Stock at the end of the Corporation's 1997 fiscal year and the Option exercise price of $15 7/8 per share.

AMENDMENT OF OPTION AGREEMENT

  The Board of Directors has the authority to amend the Option Agreement at any time upon ten days' prior written notice to Mr. Enterline, provided that such amendment (i) does not adversely affect Mr. Enterline's rights under the Option Agreement, (ii) is not made in connection with a Change in Control (as defined in the Option Agreement) of the Corporation, or (iii) does not attempt to amend or terminate the provisions of the Option Agreement relating to a Change in Control of the Corporation.

AVAILABILITY OF THE OPTION AGREEMENT

  Copies of the Option Agreement are available upon request directed to William E. Eason, Jr., Senior Vice President, Corporate Secretary and General Counsel, Scientific-Atlanta, Inc., One Technology Parkway South, Norcross, Georgia 30092.

VOTE REQUIRED

  Approval of the Option requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO.
3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                PROPOSAL NO. 4

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP to be the independent auditors of the Corporation for the fiscal year ending June 26, 1998, and proposes that the shareholders ratify this selection at the Annual Meeting. Arthur Andersen LLP also acted as independent auditors of the Corporation for the 1997 fiscal year.

  Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  Ratification of the selection of Arthur Andersen LLP requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal).

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL NO. 4. PROXIES SOLICITED BY THE BOARD DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

  The Board of Directors of the Corporation knows of no other matters which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Corporation's officers, directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and written representations submitted by the reporting persons, the Corporation believes that during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Jack W. Simpson, Sr. and John E. Breyer inadvertently filed late their respective Statements of Changes in Beneficial Ownership on Form 4 for the month of June 1997.

                            FORM 10K ANNUAL REPORT

  A copy of the Corporation's Annual Report on Form 10K, including financial statements and schedules, filed with the Securities and Exchange Commission for the fiscal year ended June 27, 1997, is included in the Annual Report to Shareholders which accompanies these proxy materials. Copies of any exhibit(s) to the Form 10K will be furnished on request and upon the payment of the Corporation's expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

  Proposals by shareholders for presentation at the 1998 Annual Meeting must be received by the Corporation not later than June 2, 1998, in order to be included in the Corporation's Proxy Statement and form of proxy relating to that meeting. Such proposals should be in writing and addressed to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092.

                                       By order of the Board of Directors

                                       /s/ William E. Eason, Jr.
                                       ----------------------------------
                                             William E. Eason, Jr.
                                                   Secretary

September 29, 1997

                            SCIENTIFIC-ATLANTA, INC.


                                   P R O X Y

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 1997

The undersigned hereby appoints James V. Napier, James F. McDonald and William
E. Eason, Jr., and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the Common Stock as specified on the reverse side at the Annual Meeting of Shareholders of Scientific-Atlanta, Inc. to be held on November 12, 1997 at 9:00 a.m., local time, at The Northeast Atlanta Hilton, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, and at any adjournment thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Annual Meeting (receipt of which is hereby acknowledged).

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

(Continued and to be signed and dated on the reverse side.)
                                                        SCIENTIFIC-ATLANTA, INC.
                                                        P.O. BOX 11135
                                                        NEW YORK, NY 10203-0135

---------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS FAVORS AN AFFIRMATIVE VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4.

1. ELECTION OF DIRECTORS    FOR all nominees       [_]  WITHHOLD AUTHORITY to vote for      [_]    *EXCEPTIONS  [_]
                            listed below                all nominees listed below
NOMINEES:    DAVID J. McLAUGHLIN, JAMES V. NAPIER AND SAM NUNN
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name on the line provided below.)

*EXCEPTIONS
           ----------------------------------------------------------------------------------------------------------------

2.  Approval of the Amended Stock Plan for Non-Employee Directors.         3.  Approval of the Grant of Stock Option
                                                                               to Larry Enterline.
    FOR  [_]   AGAINST  [_]   ABSTAIN  [_]
                                                                               FOR  [_]   AGAINST  [_]   ABSTAIN  [_]
4.  Ratification of selection of Arthur  Andersen LLP as independent
    auditors of the Corporation.                                               Change of Address or
                                                                               Comments Mark Here [_]
    FOR  [_]   AGAINST  [_]   ABSTAIN  [_]


                                                      NOTE: Please date and sign this Proxy exactly as name appears.  When signing as attorney, trustee, administrator, executor or guardian, please give your title as such.  In the case of joint tenants, each joint owner should sign.

                                                      Dated:                                , 1997
                                                            --------------------------------
                                                      --------------------------------------------
                                                                          SIGNATURE
                                                      --------------------------------------------
                                                                  SIGNATURE (IF HELD JOINTLY)

                                                      VOTES MUST BE INDICATED
                                                      (X) IN BLACK OR BLUE INK. [X]

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

       The following documents labeled as Appendix 1 and Appendix 2 are being filed to comply with Item 10 of Schedule 14A.

                                                                      Appendix 1
                                                                      ----------


                            SCIENTIFIC-ATLANTA, INC.

                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


                                         As Amended, Effective November 12, 1997

1.   PURPOSES

The purposes of this Plan are to aid the Company in attracting and retaining highly qualified Non-employee Directors, to provide additional compensation as an incentive for Non-employee Directors to contribute their best efforts to the Company's success, and to emphasize and enhance the Company's policy of seeking to have Non-employee Directors maintain a significant investment in the stock of the Company and thus a strong commonality of interests with the shareholders.

2.   DEFINITIONS

As used in this Plan:

     (a) The term "Annual Meeting" means the annual meeting of shareholders of the Company.

     (b) The term "Award" means an Elective Grant, a Stock Award, a Retirement Award, or a Lump Sum Distribution awarded under this Plan.

     (c)    The term "Board" means the Board of Directors of the Company.

     (d) The term "Board Approval" means approval by a majority of the directors present at a Board meeting at which a quorum is present.

     (e) The term "Company" means Scientific-Atlanta, Inc., a Georgia corporation.

     (f) The term "Committee" shall mean the Governance and Nominations Committee of the Board or any another committee comprised of directors of the Board which is vested by the Board with responsibility to administer this Plan.

     (g) The term "Elective Grant" shall mean the election by a Non-Employee Director pursuant to Section 3(a) hereof to receive a portion of his or her Quarterly Compensation in the form of Shares.

     (h) For the purposes of a Stock Award, the term "Eligible Directors" shall mean those Non-employee Directors who served on the Board for the six months immediately preceding the Annual Meeting at which a Stock Award is granted. For the purposes of an Elective Grant, the term "Eligible Directors" shall mean all Non-employee Directors of the Board. For the purposes of a Retirement Award and for purposes of the Lump Sum Distribution, the term "Eligible Directors" shall mean all Non-employee Directors who were not members of the Board prior to January 1, 1997, and all Non-employee Directors who were members of the Board and Participants in the Retirement Plan for Non-employee Directors prior to January 1, 1997, and who elected on or before September 21, 1997, pursuant to the terms of paragraph 3 of the Retirement Plan for Non-employee Directors, as amended on June 17, 1997, to receive a Lump Sum Distribution.

     (i) The term "Fair Market Value Per Share" means the closing sale price of a Share on the New York Stock Exchange on the date such value is determined or, if there is no trade on such Exchange on that date, then the closing sale price on the next preceding date on which there is trade of the Company's Common Stock on such Exchange. In the event that the Company's Common Stock is not listed on the New York Stock Exchange on the determination date, the Fair Market Value shall be determined as stated above but with reference to trades on the largest stock exchange or other public market on which the Company's Common Stock is then traded.

     (j) The term "Lump Sum Distribution" means an award to an Eligible Director consisting of a number of Shares having an aggregate fair market value, as of January 1, 1997, determined as provided in Section 2(i) above, equal to the greater of either (i) the present value, actuarially determined, as
                        ------
of January 1, 1997, of the retirement benefits of such Eligible Director under the Retirement Plan for Non-employee Directors, as amended on June 17, 1997 (the "Retirement Plan"), reduced by the present value, actuarially determined by the
                    ----------
Company, as of January 1, 1997, of the stream of annual Retirement Awards (granted under Section 5(a) hereof) through the electing participant's sixty-fifth birthday, or (ii) an amount equal to the value of 750 shares of the
                --
Company's Common Stock (at the closing price on January 1, 1997) multiplied by
                                                                 -------------
the Eligible Director's total years of service as a director, as of January 1, 1997, all as determined in accordance with paragraph 3 of the Retirement Plan.

     (k) The term "Non-employee Director" means any person who is elected to the Board and who has not been an employee of the Company or any of its subsidiaries at any time during the twelve (12) months preceding (i) any election by such person under Section 3 hereof, (ii) the receipt of a Stock Award by such person under Section 4 hereof, or (iii) the receipt of a Retirement Award by such person under Section 5 hereof.

     (l) The term "Plan" means this Scientific-Atlanta, Inc. Stock Plan for Non-employee Directors, as amended from time to time.

     (m) The term "Quarterly Compensation" means the sum of all meeting fees, annual retainer fees, and Committee and Board Chairmanship fees for service as a director earned by a Non-employee Director during a fiscal quarter. Compensation paid to Non-employee Directors for their service to the Company in any other capacity, shall be excluded from the calculation of Quarterly Compensation.

     (n) The term "Retirement Award" means an award consisting of 1,500 Shares (subject to adjustment as herein provided) granted to an Eligible Director pursuant to Section 5 hereof, which Shares shall be either deferred or restricted for a period of at least two (2) years from the date of the grant, in accordance with the terms of Section 5 hereof. Depending on the election made by each Eligible Director under Section 5(a) hereof, each Retirement Award will be either a Deferred Retirement Award or a Restricted Retirement Award (as such terms are defined in Section 5(a) hereof).

     (o) The term "Share" means a share of the Company's Common Stock, $.50 par value. Shares delivered to the Eligible Directors under this Plan may be either authorized but previously unissued shares or previously issued shares reacquired by the Company.

     (p) The term "Shareholder Approval" means the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company at which a quorum is present.

     (q) The term "Stock Award" means an award consisting of 500 Shares (subject to adjustment as herein provided) granted to an Eligible Director pursuant to Section 4(a) hereof.

3.   ELECTIVE GRANTS

     (a) Each Non-employee Director may make an election to receive up to 100 percent (100%) of his or her Quarterly Compensation (in increments of 5%) in the form of Shares pursuant to an Elective Grant made in accordance with this
Section 3(a). The election by the Non-employee Director to receive an Elective Grant of Shares must be in writing and must be delivered to the Secretary of the Company before the start of the fiscal quarter during which services are to be rendered by the Non-employee Director giving rise to the Quarterly Compensation. The election made by a Non-employee Director pursuant to this Section 3(a) shall be in effect as to Quarterly Compensation payable for services rendered during the fiscal quarter of the Company covered by the election. The Committee shall, prior to the receipt by a Non-employee Director of shares under an Elective Grant, approve the issuance of such shares by resolution; however, if the Committee fails to adopt such an approving resolution, such shares may be issued to the electing Non-employee Director, but such shares cannot be sold or otherwise transferred by such Non-employee Director prior to the date which is six (6) months after the date of such issuance of shares.

     (b) The number of Shares to be granted to a Non-employee Director who makes an Elective Grant shall equal (i) the amount of the Quarterly Compensation earned during the Company's fiscal quarter subject to the Elective Grant, divided by (ii) the Fair Market Value Per Share on the last day of such fiscal quarter. In no event shall the Company be required to issue fractional Shares. Any fractional Share will be rounded to the nearest whole Share.

     (c) As soon as practicable after each Non-employee Director's Elective Grant of Shares is determined, the Company shall cause to be issued and delivered to such Non-employee Director a stock certificate registered in the name of the Non-employee Director evidencing his or her Elective Grant, less any Shares withheld by the Company pursuant to Section 8 below.

     (d) No right to an Elective Grant and no interest therein may be assigned, pledged, hypothecated, or otherwise transferred by a Non-employee Director except that, in the event of the death of a Non-employee Director prior to the issuance of a stock certificate evidencing an Elective Grant, such right to such Elective Grant may be transferred to the Non-employee Director's designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

4.   STOCK AWARDS

     (a) Beginning with the 1995 Annual Meeting and at the Annual Meeting every year thereafter through and including the Annual Meeting held in 2009, every Eligible Director shall be granted a Stock Award.

     (b) Subject to the provisions of Section 8 hereof, as soon as practicable after the applicable Annual Meeting, the Company shall cause to be issued and delivered to each Eligible Director receiving a Stock Award a stock certificate registered in the name of such Eligible Director evidencing the Stock Award, less any Shares withheld by the Company pursuant to Section 8 below.

     (c) Eligible Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Stock Award until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after an Annual Meeting and prior to the issuance of such stock certificates.

     (d) No right to a Stock Award and no interests therein may be assigned, pledged, hypothecated, or otherwise transferred by an Eligible Director except that, in the event of the death of a Non-employee Director prior to the issuance of a stock certificate evidencing a Stock Award, such right to such Stock Award may be transferred to the Non-employee Director's designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

5.   RETIREMENT AWARDS

     (a) Beginning with the 1997 Annual Meeting and at the Annual Meeting every year thereafter through and including the Annual Meeting held 2009, every Eligible Director shall be granted a Retirement Award. Each Eligible Director shall elect annually either (i) to defer his or her right to receive such Retirement Award, under the Deferred Compensation Plan for Non-employee Directors, for a minimum period of two (2) years after the date of the grant thereof (a "Deferred Retirement Award"), or (ii) to receive such Retirement Award as restricted stock that cannot be sold, assigned or otherwise disposed of by the Eligible Director for a period of two (2) years after the date of the grant thereof (a "Restricted Retirement Award").

     (b) Subject to the provisions of Section 8, as soon as practicable after the expiration of (i) the deferral period under the Deferred Compensation Plan for Non-employee Directors applicable to a Deferred Retirement Award, or (ii) the restriction period under this Plan applicable to a Restricted Retirement Award, as applicable, the Company shall cause to be issued to the pertinent Eligible Director a stock certificate registered in the name of such Eligible Director evidencing the Deferred Retirement Award or the Restricted Retirement Award, as applicable.

     (c) Eligible Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Retirement Award until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after an Annual Meeting and prior to the issuance of such stock certificates.

     (d) No right to a Retirement Award and no interests therein may be assigned, pledged, hypothecated, or otherwise transferred by an Eligible Director except that, in the event of the death of a Non-employee Director prior to the issuance of a stock certificate evidencing a Retirement Award, such right to such Retirement Award may be transferred to the Non-employee Director's designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution..

     (e) During the two (2) year restriction period applicable to a Restricted Retirement Award, Eligible Directors shall have all rights of a shareholder with respect to the Shares granted under the Retirement Award, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares, but they shall not have the right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of such Restricted Retirement Award, except that such Shares may be transferred upon the death of the Eligible Director to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

6.   LUMP SUM DISTRIBUTIONS

     (a) As soon as practicable after the 1997 Annual Meeting, every Eligible Director who has elected to receive a Lump Sum Distribution, in accordance with paragraph 3 of the Retirement Plan for Non-employee Directors, shall be granted a Lump Sum Distribution under this Plan. Each Eligible Director shall elect to defer his or her right to receive such Lump Sum Distribution, under the Deferred Compensation Plan for Non-employee Directors, until not earlier than such Eligible Director's Retirement, Death or Total Disability (as such terms are defined in that plan).

     (b) Subject to the provisions of Section 8, as soon as practicable after the expiration of the deferral period under the Deferred Compensation Plan for Non-employee Directors applicable to such Lump Sum Distribution for an Eligible Director, the Company shall cause to be issued to such Eligible Director receiving a Lump Sum Distribution a stock certificate registered in the name of such Eligible Director evidencing the Lump Sum Distribution.

     (c) Eligible Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Lump Sum Distribution until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after an Annual Meeting and prior to the issuance of such stock certificates.

     (d) No right to a Lump Sum Distribution and no interests therein may be assigned, pledged, hypothecated, or otherwise transferred by an Eligible Director except that, in the event of the death of a Non-employee Director prior to the issuance of a stock certificate evidencing a Lump Sum Distribution, such right to such Lump Sum Distribution may be transferred to the Non-employee Director's designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution..

7.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

If a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company or the Shares occurs, then the number and/or kind of shares to be awarded under the Plan shall be automatically adjusted as required in order to prevent an unfavorable effect upon the value of the Awards to be made under this Plan.

8.   ELECTION FOR TAX PURPOSES/TAX WITHHOLDING/DEFERRAL

     (a) All Awards made pursuant to this Plan shall be subject to the withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law. The Company shall, before delivery of a stock certificate evidencing an Award, require the recipient to make arrangements satisfactory to the Company to satisfy such withholding requirement, if any. An Eligible Director receiving an Award may satisfy such withholding requirement by having the Company withhold Shares otherwise issuable to the Eligible Director if such Director makes a written election to do so, which election must be delivered to the Secretary of the Company. Each Eligible Director receiving a Restricted Retirement Award shall have the right to make an election, under the terms of Section 83(b) of the U.S. tax code and related regulations, whereby such Eligible Director would treat such Restricted Retirement Award as creating income on the date of the grant thereof, rather than on the date upon which the restriction period expires.

     (b) The right to receive any Shares under this Plan, at the election of the Non-employee Director receiving an Award (without need for Committee approval), may be deferred under the provisions of the Company's Deferred Compensation Plan for Non-employee

Directors. In the event of such a deferral, the Eligible Director will not have any rights of ownership, such as voting, selling or receipt of dividends, until the deferral period for such Award expires.

9.   ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have full authority, consistent with the Plan, to interpret the Plan and to promulgate such rules and regulations with respect to the Plan as it deems desirable for the administration of the Plan. The Committee shall have authority to determine all matters relating to the administration and granting of Awards. All decisions, determinations and interpretations of the Committee shall be binding upon all persons.

10.  COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

The Plan, the Awards, and the obligation of the Company to deliver Shares under the Plan shall be subject to all applicable laws, regulations, and the requirements of the exchanges on which Shares may, at the time, be listed. In the event that the Shares to be issued under this Plan are not registered under the Securities Act of 1933 and/or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that each Eligible Director to whom such Shares are to be issued represent and warrant in writing to the Company that the Shares are being acquired by him or her for investment for his or her account and not for resale or with any intent of participating directly or indirectly in any distribution of such Shares and a legend to that effect may be placed on the stock certificates representing such Shares.

11.  AMENDMENTS

The Committee with Board Approval may amend this Plan or any provision thereof from time to time for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that no amendment, except with shareholder Approval, shall: (i) change the calculation of the Awards so as to increase the value of the award to the Non-employee Directors; (ii) increase the frequency of the Awards, (iii) materially increase in any other way the benefits to the Non-employee Directors, (iv) materially modify the definitions of Non-employee Director or Eligible Directors as defined herein, or (v) disqualify a Non-employee Director from being a "Non-Employee Director" administrator (within the meaning of Rule 16b-3 or any successor rule of the Securities and Exchange Commission) of any stock-based plan of the Company. Notwithstanding the foregoing, in no case may the Plan provisions pertaining to the amount or determination of a Stock Award, Elective Grant, Retirement Award, or the determination of Eligible Directors be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

12.  DISCONTINUANCE

The Board may suspend or discontinue this Plan in whole or in part, but any such suspension or discontinuance shall not affect Awards granted under this Plan prior thereto.

13.  GOVERNING LAW

This Plan is made in accordance with and shall be governed in all respects by the laws of the State of Georgia.

14.  EFFECTIVE DATE

This Plan was effective on August 24, 1995.

15.  TERM

The term of this Plan shall be for the period commencing as of the date of Board Approval and ending with the Annual Meeting held in 2009.

To record the adoption of the Plan by the Board on August 24, 1995, and by the shareholders on November 8, 1995, and to record the amendment of the Plan by the Board on November 13, 1996, and on June 17, 1997, with an effective date of November 12, 1997, the date of Shareholder Approval thereof, the Company has caused its authorized officers to execute this Plan and affix the corporate name and seal hereto.


                              SCIENTIFIC-ATLANTA, INC.



                              By: /s/ Brian C. Koenig
                                  ------------------------------------------
                              Name:  Brian C. Koenig
                              Title: Senior Vice President - Human Resources



                              By: /s/ William E. Eason, Jr.
                                  ------------------------------------------
                              Name:  William E. Eason, Jr.
                              Title: Corporate Secretary

[Corporate Seal]

                                                                      Appendix 2
                                                                      ----------


                     NON-QUALIFIED STOCK OPTION AGREEMENT


     This Option Agreement (the "Agreement") is made and entered into as of the 15th day of January, 1997, by and between Scientific-Atlanta, Inc., a Georgia corporation (the "Company"), and Larry L. Enterline (the "Optionee").


                                 R E C I T A L S:

     WHEREAS, the Company desires to grant the Optionee an Option (as defined below); and

     WHEREAS, the parties hereto desire to set forth herein the terms and conditions applicable to such Option;

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

     1.  Definitions.  Each capitalized term used herein which is not otherwise
         -----------
defined herein shall have the meaning ascribed to such term in Schedule 1 attached hereto.

     2.  Grant.  The Company hereby grants to the Optionee an option (the
         -----
"Option") to purchase from the Company 125,000 shares of the $0.50 par value common stock of the Company ("Common Stock") at an exercise price of $15 - 7/8 per share, which exercise price is subject to adjustment as provided in Paragraph 11 hereof. The Option is intended to be treated as a non-qualified stock option for all purposes and is not intended to qualify as an incentive stock option for purposes of the Code.

     3.  Term.  The term of the Option shall commence on January 15, 1997, the
         ----
date on which Optionee commenced employment with the Company ("Date of Grant") and shall terminate and expire, to the extent not previously exercised, on January 14, 2007.

     4.  Time for Exercise.  The Optionee shall have the right to exercise the
         -----------------
Option in the following percentages, during the following periods:

     (a) twenty-five percent (25%) of the total number of shares covered by the Option immediately upon, and during the year following, the Date of Grant;

     (b) fifty percent (50%) of the total number of shares covered by the Option on, and during the year following, the first anniversary of the Date of Grant;

     (c) seventy-five percent (75%) of the total number of shares covered by the Option on, and during the year following, the second anniversary of the Date of Grant;

     (d) one hundred percent (100%) of the total number of shares covered by the Option on the third anniversary of the Date of Grant and thereafter prior to the expiration of the Option.

     5.  Manner of Exercise of the Option.  The Option may be exercised from
         --------------------------------
time to time, in whole or in part, by delivering a written notice of exercise to the Corporate Secretary of the Company. Such notice is irrevocable and must be accompanied by full payment of the purchase price (i) in cash, (ii) by delivery of shares of Common Stock at the Fair Market Value of such shares determined as of the exercise date, or a combination of (i) and (ii).

     6.  Cessation of Employment; etc.  After the Optionee ceases to be an
         ----------------------------
employee, his rights to exercise any unexercised Option then held by him shall be determined as provided in this Paragraph 6. The Option may not be exercised after the term set forth in Paragraph 3 expires or after the Option is otherwise cancelled.

     (a)  Retirement.  If the Optionee ceases to be an employee because of
          ----------
          Retirement (and not on account of termination for "cause" (as hereinafter defined)), the Optionee shall have the right to exercise the Option immediately with respect to (i) the shares which he could have purchased at the time of Retirement and (ii) any shares which would have become available for purchase under the Option if the Optionee's employment had continued for one (1) year after the date of Retirement. To the extent unexercised, the Option shall expire two
          (2) years after the date of Retirement or the date of expiration of the term of the Option as set forth in Paragraph 3, whichever shall occur first.

     (b)  Death.  If the Human Resources and Compensation Committee (the
          -----
          "Committee") does not determine otherwise with respect to the Option, upon the death of the Optionee, the Option shall be exercisable immediately (by the executor or the administrator of the deceased Optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance or by reason of such death) with respect to (i) the shares as to which the deceased Optionee had the right to exercise the Option at the time of his death and (ii) any shares which would have become available for purchase under the Option if the Optionee's employment had continued for one (1) year after the date of death. To the extent unexercised, the Option shall expire (i) one (1) year after the date of such death, or (ii) in the event of death following termination of employment by reason of Retirement as described in Paragraph 6(a) immediately above, the expiration date of the Option after Retirement, whichever occurs last. Notwithstanding the foregoing, the Committee may, in a special case, permit a longer period for exercise of an Option after the death of the Optionee, but in no event shall such period extend beyond the date of expiration of the Option as set forth in this Agreement.

     (c)  Disability.  If the Optionee ceases active service as an employee by
          ----------
          reason of Disability, he shall have the right to exercise the Option at any time within one (1) year after such cessation of employment, but except as provided in this Agreement, only to the extent that, at the date of such cessation of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of this Agreement and had not previously been exercised.

     (d)  Termination for Cause.  If the Optionee's employment is terminated for
          ---------------------
          "cause" (as hereinafter defined), this Option shall expire immediately upon the giving to him of the notice of such termination. "Cause," for purposes of this Paragraph 6(d), shall mean dishonest or fraudulent conduct which would normally be considered as sufficient basis for discharging an employee from a management and/or a supervisory position, or negligence, inaction or misconduct which constitutes failure by the Optionee to meet such Optionee's obligations and perform such Optionee's duties of employment.

     (e)  Other Reasons.  If the Optionee  ceases to be an employee for any
          -------------
          reason other than those mentioned above in Subparagraphs (a), (b), (c) or (d), the Optionee shall have the right to exercise the Option at any time within thirty (30) days following such cessation, discharge or termination, but, except as otherwise provided in this Agreement, only to the extent that, at the date of cessation, discharge or termination, the Optionee's right to exercise such Option had accrued pursuant to the terms of this Agreement and had not previously been exercised.

     (f)  Leave of Absence.  Optionee's employment with the Company shall not be
          ----------------
          considered as having been terminated while the Optionee is on military or sick leave or other bona fide leave of absence (such as temporary employment by the U.S. government) if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Optionee's right to re-employment with the Company is guaranteed either by statute or by contract. Where the period of such leave exceeds ninety
          (90) days and where the Optionee's right to re-employment is not guaranteed either by statute or by contract, the Optionee's employment will be deemed to have terminated on the ninety-first (91st) day of such leave.

     7.  Exercise of Options upon a Change of Control of the Company. In the
         -----------------------------------------------------------
event of a Change of Control of the Company, this Option, whether or not vested at such time, shall automatically vest and be immediately exercisable in full, without regard to the years which have elapsed or events which have occurred since the Date of Grant.

     8.  Termination of Employment Following Change in Control.  If the
         -----------------------------------------------------
Optionee's employment terminates following a Change in Control other than for "cause" (as defined in Paragraph 6(d)), the applicable provisions of Paragraph 6 of this Agreement shall apply, except that as of and after the date of the Change in Control, neither the Committee nor the Board shall make any determination or take any action in connection with the Optionee's termination of employment which would cause the Option either (i) to not be exercisable in full or (ii) to expire earlier than the latest date allowable under Paragraph 6 as applicable.

     9.  Amendment or Termination.
         ------------------------

     (a) Paragraphs 7 and 8 of this Agreement shall not be amended or terminated at any time.

     (b) Any amendment or termination of this Agreement prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

     (c) Except as provided in subparagraphs (a) and (b) above, the Board shall have the authority and right to amend this Agreement at any time upon ten (10) days' prior written notice to Optionee, provided that such amendment does not adversely affect Optionee's rights under this Agreement.

     10.  Rights of a Shareholder; Non-Transferability.  No one shall have
          --------------------------------------------
rights as a shareholder with respect to any shares covered by this Option until the date of issuance of a stock certificate for such shares. Nothing in this Option confers on Optionee any right to continue in the employ of the Company or to continue to perform services for the Company or interferes in any way with the right of the Company to terminate his services as an officer or other employee at any time.

     Unless the Committee passes a resolution granting Optionee the right to transfer the Option or a portion of the Option to others, no Option shall be transferable by the Optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the Optionee, or by a guardian or legal representative.

     11.  Recapitalizations.  In the event of any change in the outstanding
          -----------------
shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Company will make such adjustments to the Option, to prevent dilution or enlargement of the rights of Optionee, including any or all of the following:

     (a) adjustments in the aggregate number or kind of shares of Common Stock which may be issued upon exercise of the Option;

     (b) adjustments in the purchase price of the Common Stock covered by the Options.

No such adjustments, however, may change materially the value of benefits available to Optionee under the Option.

     12.  Taxes; Withholding.  In the event the Company determines that it is
          ------------------
required to withhold state or federal taxes as a result of the exercise of an Option, as a condition to the exercise thereof, the Optionee must make arrangements satisfactory to the Corporate Secretary to enable the Company to satisfy such withholding requirements. Payment of such withholding requirements may be made (i) in cash, (ii) by delivery of shares registered in the name of Optionee, which shares have a Fair Market Value at the time of exercise equal to the amount to be withheld, (iii) by the Company withholding shares subject to the Option, which shares have a Fair Market Value at the time of exercise equal to the amount to be withheld, or (iv) any combination of (i), (ii) and (iii) above.

     13.  Securities Law Requirements.
          ---------------------------

     (a)  Securities Act Requirements.  No Option granted pursuant to this
          ---------------------------
          Agreement shall be exercisable in whole or in part, and the Company shall not be obligated to sell any shares subject to any such Option, if such exercise and sale would, in the opinion of the Corporate Secretary, violate the Securities Act of 1933 (or other federal or state statutes having similar requirements) as it may be in effect at that time.

          As a condition to the issuance of any shares upon exercise of an Option under this Agreement, the Corporate Secretary may require the Optionee to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution to the public. Such representations shall be required in cases where, in the opinion of the Corporate Secretary, they are necessary to enable the Company to comply with the provisions of the Securities Act of 1933, and any shareholder who gives such representation shall be released from it at such a time as the shares to which it applies are registered pursuant to the Securities Act of 1933.

     (b)  Listing and Regulatory Requirements.  Each Option shall be subject to
          -----------------------------------
          the further requirements that if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of Shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     14.  Notices.  Any notice, payment or communication required or permitted
          -------
to be given by any provision of this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: if to the Company at One Technology Parkway South, Norcross, Georgia 30092, Attention: Corporate Secretary, if to Optionee, at the address set forth on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

     15.  Binding Effect.  Except as otherwise provided in this Agreement, every
          --------------
covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

     16.  Headings.  Section and other headings contained in this Agreement are
          --------
for reference purposes only and are not intended to describe, interpret, define or limit the scope, event or intent of this Agreement or any provision hereof.

     17.  Severability.  Every provision of this Agreement is intended to be
          ------------
severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     18.  Governing Law.  The laws of the state of Georgia shall govern the
          -------------
validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

     IN WITNESS WHEREOF, this Agreement is executed as of the 15th day of January, 1997.

                                    COMPANY:
                                    -------

                                    SCIENTIFIC-ATLANTA, INC.

                                    By: /s/ Brian C. Koenig
                                        -------------------
                                        Its: Senior Vice President - Human
                                             Resources



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                    OPTIONEE:
                                    --------


                                    /s/ Larry L. Enterline
                                    ----------------------
                                    Larry L. Enterline



                                    OPTIONEE'S ADDRESS:

                                    1095 Secret Cove Drive
                                    Sugar Hill, Georgia  30518

                                  SCHEDULE 1
                                      TO
                     NON-QUALIFIED STOCK OPTION AGREEMENT


     "BOARD" means the Board of Directors of the Company.

     "CHANGE IN CONTROL" means any of the following events:

     (a) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this
                                --------  -------
          Agreement, the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

     (b) The individuals who are members of the Incumbent Board (as hereinafter defined), cease for any reason to constitute at least two-thirds of the Board for purposes of this Agreement. The "Incumbent Board" shall include the individuals who as of August 20, 1990 are members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that
                                                         --------  -------
          any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the
                     --------  -------  -------
          foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

     (c) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the Company resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change
                                                    --------
          in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          Notwithstanding anything contained in this Agreement to the contrary, if a Change in Control takes place and the Optionee's employment is terminated prior to the completed Change in Control and the Optionee reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control in respect of such Optionee shall mean the date immediately prior to the date of termination of such Optionee's employment.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "DISABILITY" means the condition of an individual who is unable to engage in any substantial gainful activity by reason of any physical or mental impairment which is classified as a disability in the Company's Long Term Disability Plan.

     "FAIR MARKET VALUE" means the value of one (1) share of Common Stock, and shall be equal to the closing sale price as reported on the New York Stock Exchange on the date of valuation or, if no sale occurred on that date, then the mean between the closing bid and asked prices on such exchange on such date. If the date of valuation is not a business day, the price on the last business day preceding the date of valuation shall be utilized.

     "RETIREMENT" shall mean the Optionee's voluntary termination of his employment with the Company after he has either (i) attained age sixty (60) or
(ii) attained age fifty-five (55) and attained the tenth (10th) anniversary of his seniority date.